UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 20, 2025

Date of Report (Date of earliest event reported)

Drugs Made In America Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-42467	99-2394788
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 East Broward Boulevard, Suite 700 Fort Lauderdale, FL	33301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 870-3099

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, par value $0.0001 per share, and one Right to receive one-eighth (1/8) of an Ordinary Share	DMAAU	The Nasdaq Stock Market LLC
Ordinary Shares	DMAA	The Nasdaq Stock Market LLC
Rights	DMAAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On February 20, 2025, Drugs Made In America Acquisition Corp. (the “Company”) announced that, on or about February 25, 2025, the holders of the Company’s units (the “Units”) may elect to separately trade the ordinary shares and rights included in the Units. Each Unit consists of one ordinary share and one right. Any Units not separated will continue to trade on The Nasdaq Global Market (“Nasdaq”) under the symbol “DMAAU.” Any underlying ordinary shares and rights that are separated will trade on Nasdaq under the symbols “DMAA” and “DMAAR,” respectively. Holders of Units will need to have their brokers contact VStock Transfer LLC, the Company’s transfer agent, in order to separate the holders’ Units into ordinary shares and rights.

A copy of the press release issued by the Company announcing the separate trading of the securities underlying the Units is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 20, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2025

DRUGS MADE IN AMERICA ACQUISITION CORP.

By:	/s/ Lynn Stockwell
Name:	Lynn Stockwell
Title:	Chief Executive Officer

2